EXHIBIT 10.16

Gentiva Health Services, Inc.

February 28, 2006

Mr. Tony Strange

3350 Riverwood Parkway

Suite 1400

Atlanta, GA 30339

Dear Tony:

In consideration of the mutual promises, covenants and obligations contained in this Letter Agreement, Gentiva Health Services, Inc. (the “Company”) is pleased to offer you the following terms, which become effective February 28, 2006 and upon their acceptance by you:

1.	Your employment with the Company will be as an employee at will. Your status as an officer of the Company will be determined by the Board of Directors of the Company in accordance with the By-Laws of the Company.

2.	Your compensation (including bonus opportunity) shall be as set forth on Schedule 7.2(g) to the Agreement and Plan of Merger, dated as of January 4, 2006, by and among the Company, Tara Acquisition Sub Corp., The Heathfield Group, Inc., Rodney D. Windley, as the representative for the Securityholders (as defined therein) of the Company, and the Securityholders named therein, as may be adjusted from time to time.

3.	Should the Company terminate your employment other than for cause (as hereinafter defined), the Company will pay to you, on a bi-weekly basis (or other regular payroll cycle in use by the Company), twelve (12) months of severance (the “Severance Period”), based on your then current base salary. In addition, your medical/prescriptions/dental/vision benefits will be continued until the end of the Severance Period or until similar benefits become available to you from a new employer, whichever comes first. Such benefits continuation shall be on the same basis as if you had continued in the employ of the Company (e.g. including any required associate contributions) during that period adjusted for any plan changes. The payment of severance, however, is expressly conditioned upon your compliance with the terms set forth in paragraph 4(b) of this Letter Agreement.

The term “cause” shall mean the following: your conviction for any felony, fraud or embezzlement or crime of moral turpitude; controlled substance abuse; alcoholism which interferes with or affects your responsibilities to the Company or which reflects negatively upon the integrity or reputation of the Company; gross negligence which is materially injurious to the Company; any material violation of any express written directions or any reasonable written policy or procedure established by the Company from time to time regarding the conduct of its business and such violation has not been cured within ten (10) days after written notice of such violation from the Company to you; or any violation by you of any material term and condition of this Letter Agreement.

4.	Upon a reduction in your current base salary, as the same may be increased from time to time, which is not part of a general salary reduction for a majority of salaried employees of the Company, you will have the right to resign and receive the severance benefits described above, with your severance payments based on your salary prior to it having been reduced. This right can only be exercised within the 60 day period immediately following any such reduction in salary.

5.	(a) Your employment with the Company and your receipt of stock options is expressly conditioned upon your consent and agreement to be bound by the non-competition and non-solicitation provisions set forth in Attachment A hereto, which Attachment A is made a part hereof in its entirety.

(b) Further, should the Company terminate your employment other than for cause (as defined in paragraph 3 of this Letter Agreement), you also agree that your receipt of the severance payments and benefits provided for herein is expressly conditioned upon your consent and agreement to continue to be bound by the non-competition and non-solicitation provisions set forth in Attachment A hereto and your execution of the Release Agreement, the form of which is attached hereto as Exhibit B.

6.	This Letter Agreement may be amended only by a written instrument signed by the Company and you. Except with respect to your Change in Control Agreement of even date with the Company, the Merger Agreement and any other agreement between the Company and you specifically referenced herein and intended to continue beyond the execution of this Letter Agreement, this Letter Agreement shall constitute the entire agreement between the Company and you with respect to the subject matter hereof. Specifically, you and the Company agree that your employment agreement dated December 10, 2001 between you and Healthfield, Inc. (“Employment Agreement”) shall be terminated concurrently with the execution of this Letter Agreement and shall be of no further force or effect. You waive and release all rights you may have under the Employment Agreement as of the date hereof. This Letter Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in your case) and assigns.

Sincerely,

By:	/s/ Ronald A. Malone
Ronald A. Malone Chief Executive Officer

Agreed to and Accepted by:

/s/ Tony Strange
Tony Strange	Date

Schedule 7.2 (g)

TERM SHEET

EMPLOYMENT ARRANGEMENTS FOR TONY STRANGE

1.	Title:	Executive Vice President of Gentiva and President of Home Health.

2.	Base Salary	$425,000 annually.

3.	Bonus Opportunity:	If targets are achieved, 60% of Base Salary; if targets are exceeded, greater than 60% of Base Salary.

4.	Change of Control:	Same terms as other senior executives of Gentiva.

5.	Severance:	12 months for termination other than for cause.

6.	Stock Options:	Amount commensurate with his position as determined annually by the Compensation, Corporate Governance and Nominating Committees of the Board.

7.	Other Benefits:	Commensurate with other senior executives of Gentiva.

8.	Commencement of Employment:	Upon consummation of merger of The Healthfield Group, Inc. with a subsidiary of Gentiva.

9.	Definition of Documentation:	Generally same terms as other senior executives of Gentiva in form previously provided.

ATTACHMENT A

CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), dated as of February 28, 2006 (the “Effective Date”), among Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”; together with all subsidiaries of Gentiva, “Parent”), The Healthfield Group, Inc., a Delaware corporation (“Healthfield”; together with all subsidiaries of Healthfield, the “Healthfield Group”), (together with the Parent and the Healthfield Group, the “Companies”) and Tony Strange (“Executive”).

WHEREAS, the Companies are currently engaged in the business of, among other things, providing comprehensive home health care services.

WHEREAS, Tara Acquisition Sub Corp., a wholly owned subsidiary of Gentiva, has merged with and into Healthfield (the “Merger”).

WHEREAS, Executive had an employment agreement with the Healthfield Group (the “Old Employment Agreement”), which Executive acknowledges has been terminated as of the date hereof, and Executive has a letter severance agreement with the Companies dated the date hereof (the “Letter Agreement”). In such role, Executive will receive or has received specific confidential information relating to the businesses of the Companies, which confidential information is or was necessary to enable Executive to perform Executive’s duties. Executive will play or has played a significant role in the development and management of the businesses of the Companies and has been or will be entrusted with the Companies’ confidential information relating to the Companies’ customers, manufacturers, distributors and others.

WHEREAS, Executive is a holder of Healthfield preferred stock and Healthfield common stock and is receiving significant consideration as a result of the Merger.

WHEREAS, it is a condition to the closing of the Merger that Executive enter into this Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

1. Confidentiality.

(a) Executive shall not, during the term of any employment with the Companies or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Companies, any Unauthorized disclosure of Confidential Information. In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil demand or similar process) to disclose any Confidential Information, Executive will give the Companies prompt written notice of such request or requirement so that the Companies may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Executive will cooperate with the Companies’ efforts to obtain such protective order. In the event that such protective order or other remedy is not obtained or the Companies waive compliance with the relevant provisions of this Agreement, Executive is permitted to furnish that Confidential Information which is legally required to be disclosed and will use his reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

As used herein, the term:

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by any of the Companies, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Companies in conducting its business operations, (xxi) personnel files of employees, directors and independent contractors of any of the Companies, (xxii) competitive analyses, (xxiii) contracts with other parties, (xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the trade or general public by any of the Companies. Confidential Information shall not include any information that (A) is or becomes generally available to the public or the trade other than as a result of a disclosure by the Executive in violation of this Agreement or (B) becomes available to the Executive on a non-confidential basis from a source other than the Companies which is not prohibited from disclosing such information to the Executive by a legal, contractual or fiduciary obligation to the Employer or any other Person.

“Unauthorized” shall mean: (i) in contravention of the policies or procedures of any of the Companies; (ii) otherwise inconsistent with any measures taken by any of the Companies to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the board of directors, or an officer or employee of any of the Companies empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of any of the Companies; but shall not include any disclosure which is customary in the normal course of business in the trade and consistent with the past practice of the Companies.

(b) Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Executive’s employment with the Companies, Executive agrees to deliver to the Companies all property and materials within Executive’s possession or control which belong to any of the Companies or which contain Confidential Information.

(c) Nothing in this Section 1 is intended to preclude Executive from using his general knowledge and know-how regarding the management of a health care service provider in any future employment or business venture; provided, that Executive’s use of such general knowledge and know-how does not violate the provisions of Section 2 hereof.

2. Non-Competition; Non-Solicitation.

(a) For a period of time equal to the later of the fifth anniversary of the effective date of the Merger or the second anniversary after the termination of the Executive’s employment with the Companies (the “Noncompete Period”), Executive will not, directly or indirectly, engage, anywhere in the United States, whether such engagement be as an individual, officer, director, proprietor, consultant, employee, partner, member, stockholder, investor (other than solely as a holder of less than three percent (3%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business.

(b) During the Noncompete Period, Executive shall not directly or indirectly (i) solicit, divert, or entice away any person who is an officer, agent, or employee of, or consultant or advisor to, any of the Companies to accept employment or a consultancy with a third party or (ii) hire any current or future employees of the Companies, unless such person has not been employed by any of the Companies for not less than 12 months (other than, Lisa Shunnarah).

(c) During the Noncompete Period, Executive shall not solicit or accept on behalf of yourself or anyone else any of the Companies’ customers and/or clients with a view to sell or provide any product or service competitive with any product or service sold or provided or under development by the Companies. For the purposes of this Agreement, the term “customer” and/or “client” shall include any person or entity to whom the Companies, through its offices in which you had direct or indirect oversight and managerial duties during your employment with the Companies, have sold, provided or been obligated to provide, any service or product, or who has otherwise received any service or benefit from the Companies, within 24 months prior to the termination of Executive’s employment with the Companies.

“Restricted Business” shall mean (i) the business operations operated by the Companies; (ii) home health services, including but not limited to the provision of skilled nursing, rehabilitative therapy services (physical, occupational and speech therapy and social work), home health aid care, and homemaker services to pediatric, adult, and elderly patients in their homes or places of residence; (iii) hospice care; (iv) home/durable medical equipment and/or respiratory services; and (v) infusion therapy.

Notwithstanding the foregoing, nothing in this Section 2 shall prohibit Executive from (i) owning any amount of stock in Gentiva or serving in any capacity as an officer, director or employee of Gentiva or (ii) making passive investments in another entity (e.g. a private equity or debt fund) not controlled by Executive that makes investments, whether debt or equity, in other entities that may be engaged in a Restricted Business, provided that Executive does not directly or indirectly own or control in excess of 10% of any Restricted Business.

3. Intellectual Property. Executive agrees that during the term of Executive’s employment with the Companies, any and all inventions, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how, whether or not patentable or a copyright or trademark, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with any of the Companies, its strategic plans, products, processes, apparatus or business now or hereafter carried on by any of the Companies (collectively, “Inventions”), shall be fully and promptly disclosed to the Companies and shall be the sole and exclusive property of the Companies (as they shall determine) as against Executive or any of Executive’s assignees. Regardless of the status of Executive’s employment by the Companies, Executive and Executive’s heirs, assigns and representatives shall promptly assign to the Companies any and all right, title and interest in and to such Inventions made during the term of Executive’s employment by any of the Companies. Executive represents that there are no Inventions with respect to any of the Companies conceived of, developed or made by Executive before the date of this Agreement which have not been disclosed to and assigned to the Companies.

Whether during or after Executive’s employment with the Companies, Executive further agrees to execute and acknowledge all papers and to do, at the Companies’ expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Companies, their successors and assigns (as they shall determine). In the event that the Companies are unable, after reasonable efforts and, in any event, after thirty (30) business days, to secure Executive’s signature on a written assignment to the Companies, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein to which the Companies are entitled to ownership pursuant to this Section 3, whether because of his physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary or any Assistant Secretary of the Parent as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark; provided, however, that the provisions of this sentence shall not apply if the Executive disputes in writing the Companies’ ownership of the intellectual property rights which are the subject of the proposed assignment.

4. Non-Disparagement. Executive shall not make any false, defamatory or disparaging statements about any of the Companies or any of its officers, directors and employees. No officer or director of the Parent shall make any false, defamatory or disparaging statements about the Executive.

5. No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Companies or shall interfere with or restrict in any way the rights of the Companies, which, subject to the terms of the Letter Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

6. No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder.

7. Remedies. The period of time during which the restrictions set forth in Section 2(a) hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as finally determined by any court of competent jurisdiction.

8. Successors and Assigns. This Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and inure to the benefit of the Companies and their successors and assigns, including without limitation any entity to which substantially all of the assets or the business of any of the Companies are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive. The Companies may assign its rights under this Agreement to any affiliate of the Companies that employs Executive.

9. Severability. It is expressly agreed that if any restrictions set forth in this Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion hereof, shall be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby. In such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Agreement insofar as possible and to render this Agreement enforceable in all respects as so modified. The covenants contained in this Section 9 shall be construed to extend to separate jurisdictions or subjurisdictions of the United States in which the Companies, during the term of Executive’s employment, have been or are engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent. Any covenant on Executive’s part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages. The restrictive covenant provisions of this Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Companies.

10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Companies, to:	with a copy to:

Gentiva Health Services, Inc. 3 Huntington Quadrangle, Suite 200S Melville, NY 11747-4627 Attention: Stephen B. Paige, General Counsel Facsimile: (913) 814-5920	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Jeffrey J. Weinberg, Esq. Facsimile: (212) 310-8007

If to the Executive, to:

Executive’s address set forth beneath Executive’s signature on this Agreement.	Greenberg Traurig The Forum 3290 Northside Parkway, NW Suite 1400 Atlanta, GA 30327 Attention: Gary Snyder, Esq. Facsimile: (678) 553-2212

11. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Companies and Executive.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

13. Waiver, etc. The failure of the Companies to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the Companies to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the Companies shall be effective unless set forth in a written instrument executed by the Companies, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.

15. Enforcement. If any party shall institute legal action to enforce or interpret the terms and conditions of this Agreement or to collect any monies under it, venue for any such action shall be the State of New York. Each party irrevocably consents to the jurisdiction of the courts located in the State of New York for all suits or actions arising out of this Agreement. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Next Page is Signature Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

GENTIVA HEALTH SERVICES, INC.

By:
Name:	John R. Potapchuk
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE HEALTHFIELD GROUP, INC.

By:
Name:	John R. Potapchuk
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TONY STRANGE

Tony Strange 3350 Riverwood Parkway Suite 1400 Atlanta, GA 30339

EXHIBIT B

GENERAL RELEASE

1) I, Tony Strange, understand that, in order to receive the severance package contained in Section 2 of the Letter Agreement between Gentiva Health Services, Inc. and me dated as of February 28, 2006 (the “Letter Agreement”) which I would not otherwise receive or be entitled to, I have been requested to sign this General Release. I further understand that by signing this General Release, I am waiving my right to raise any claims against Gentiva Health Services, Inc. (“Gentiva” or “the Company”) and other Releasees (as defined below) under federal, state and/or local law.

2) General Release

I hereby release and forever discharge the Company, its subsidiaries and affiliates, and its and their directors and officers, predecessors, employees, agents, successors and assigns (collectively “Releasees”) from any and all actions or causes of action, suits, claims, charges, complaints, contracts and promises whatsoever, in law or equity which I, my heirs, assigns and any personal or legal representatives have or may have against any of the Releasees including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims and/or damages arising out of or in any way connected with my employment with the Company or its subsidiaries and the cessation of such employment. This shall include but not be limited to any alleged violation of Title VII of the Civil Rights Act of 1964, Section 1981 et seq. of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the Occupational, Safety and Health Act, the New York Human Rights Law, Executive Law Section 290 et seq., the New York Labor Law, the New York Equal Rights Law Section 40 et seq., the New York Minimum Wage Law, the New York Equal Pay Law, each of the foregoing as amended, and any and all other Federal, State or local civil or human rights laws, or any other alleged violation of any local, State or Federal law, regulation or ordinance, and/or public policy, contract or tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of my employment with the Company and its subsidiaries which I now have or shall have as of the date of this General Release.

This General Release does not constitute a waiver of my right to bring action against the Company to enforce the terms and provisions of the Letter Agreement.

This General Release does not constitute a waiver of my prior indemnification rights, if any, should I be ordered to appear as a witness or made a defendant in any litigation regarding matters or actions taken within the scope of my responsibilities as an employee of the Company.

3) Not A Waiver of Vested Benefits

This General Release shall not constitute a waiver of (i) right to benefits which have vested on or prior to the date of termination of my employment or the terms of any applicable employee benefit plan, or (ii) my unreimbursed business expenses properly incurred prior to the date my employment was terminated in accordance with Company policy.

4) Covenant Not to Sue

I agree that I will not file, charge (except that I may file a charge with the Equal Employment Opportunity Commission alleging age discrimination), claim, sue or cause or permit to be filed any civil action, suit or legal proceeding seeking personal equitable or monetary relief for me in connection with any matter occurring at any time in the past concerning my employment relationship with the Company, up to and including the date of this General Release, or involving any continuing effects of any acts or practices which may have arisen or occurred on or prior to the date of this General Release. I further agree that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, I will not seek or accept any personal relief in such civil action, suit or legal proceeding. Nothing in this Section 4 shall limit my right to cooperate with the Equal Employment Opportunity Commission (“EEOC”) in an investigation of a charge of age discrimination, including a charge filed with the EEOC file by me.

5) Governing Law and Interpretation

This General Release shall be governed by and construed in accordance with the laws of New York State without regard to its conflict of laws provisions. Should any provision of this General Release be declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this General Release in full force and effect. However, if the release portion is held invalid or unenforceable by a court of competent jurisdiction or any governmental agency, or I exercise my right to revoke set forth in Section 7 below, then I agree to immediately return to the Company any payment I received as part of the severance package and the Company shall have no further obligation under the Letter Agreement.

6) Entire Agreement; Amendment

This General Release and the Letter Agreement, along with Attachment A, set forth the entire agreement between the parties hereto and shall supersede any and all prior understandings between the parties, except to the extent as set forth in the Letter Agreement. This General Release may not be amended except by a written agreement signed by both parties to the Letter Agreement.

7) Effective Date; Right to Revoke

I understand that I have been provided the opportunity to review this General Release for a period of at least twenty-one (21) days. I understand that this General Release shall not become effective or enforceable until the expiration of seven (7) days following the date on which I first execute this General Release. I also understand that I have the right to revoke this General Release within seven (7) days of when I sign this General Release and that such revocation shall not be effective unless each of the following conditions has been met:

(a) the revocation is made in writing addressed to the Company and includes the statement, “I hereby revoke my agreement to the General Release and the terms and conditions set forth in the Letter Agreement.”

(b) such written revocation is delivered either by hand to the office of the Vice President, Human Resources, of Gentiva Health Services, Inc. or by mail with a postmark dated before the end of the seven (7) day revocation period, such mail to be certified, return receipt requested.

I HAVE READ AND CONSIDERED THE TERMS AND CONDITIONS CONTAINED IN THIS GENERAL RELEASE. I UNDERSTAND THAT MY RIGHT TO RECEIVE THE SEVERANCE PACKAGE IN ACCORDANCE WITH THE LETTER AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS GENERAL RELEASE AND THAT I WOULD NOT RECEIVE SUCH BENEFIT BUT FOR MY EXECUTION OF THIS GENERAL RELEASE. I ALSO UNDERSTAND THAT BY EXECUTING THIS GENERAL RELEASE, I WILL BE WAIVING MY RIGHTS UNDER FEDERAL, STATE AND LOCAL LAW TO BRING ANY CLAIMS THAT I HAVE OR MIGHT HAVE AGAINST ANY RELEASEES (AS DEFINED ABOVE). I HAVE BEEN AFFORDED AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS GENERAL RELEASE AND HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS GENERAL RELEASE. I FURTHER UNDERSTAND THAT DURING SUCH TWENTY-ONE (21) DAY PERIOD AND/OR SEVEN DAY REVOCATION PERIOD, I WILL RECEIVE ANY PAYMENTS APPLICABLE UNDER THE COMPANY’S REGULAR SEVERANCE PLAN. IF I EXECUTE THIS GENERAL RELEASE, PAYMENTS (IN EXCESS OF THE REGULAR SEVERANCE) WILL BEGIN TO BE MADE FOLLOWING THE SEVEN (7) DAY REVOCATION PERIOD.

IN WITNESS WHEREOF, I have executed this General Release as of the date set forth below.

Signed: ____________________________________

Date: _________________________________

CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), dated as of February 28, 2006 (the “Effective Date”), among Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”; together with all subsidiaries of Gentiva, “Parent”), The Healthfield Group, Inc., a Delaware corporation (“Healthfield”; together with all subsidiaries of Healthfield, the “Healthfield Group”), (together with the Parent and the Healthfield Group, the “Companies”) and Tony Strange (“Executive”).

WHEREAS, the Companies are currently engaged in the business of, among other things, providing comprehensive home health care services.

WHEREAS, Tara Acquisition Sub Corp., a wholly owned subsidiary of Gentiva, has merged with and into Healthfield (the “Merger”).

WHEREAS, Executive had an employment agreement with the Healthfield Group (the “Old Employment Agreement”), which Executive acknowledges has been terminated as of the date hereof, and Executive has a letter severance agreement with the Companies dated the date hereof (the “Letter Agreement”). In such role, Executive will receive or has received specific confidential information relating to the businesses of the Companies, which confidential information is or was necessary to enable Executive to perform Executive’s duties. Executive will play or has played a significant role in the development and management of the businesses of the Companies and has been or will be entrusted with the Companies’ confidential information relating to the Companies’ customers, manufacturers, distributors and others.

WHEREAS, Executive is a holder of Healthfield preferred stock and Healthfield common stock and is receiving significant consideration as a result of the Merger.

WHEREAS, it is a condition to the closing of the Merger that Executive enter into this Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

1. Confidentiality.

(a) Executive shall not, during the term of any employment with the Companies or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Companies, any Unauthorized disclosure of Confidential Information. In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil demand or similar process) to disclose any Confidential Information, Executive will give the Companies prompt written notice of such request or requirement so that the Companies may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Executive will cooperate with the Companies’ efforts to obtain such protective order. In the event that such protective order or other remedy is not obtained or the Companies waive compliance with the relevant provisions of this Agreement, Executive is permitted to furnish that Confidential Information which is legally required to be disclosed and will use his reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

As used herein, the term:

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by any of the Companies, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Companies in conducting its business operations, (xxi) personnel files of employees, directors and independent contractors of any of the Companies, (xxii) competitive analyses, (xxiii) contracts with other parties, (xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the trade or general public by any of the Companies. Confidential Information shall not include any information that (A) is or becomes generally available to the public or the trade other than as a result of a disclosure by the Executive in violation of this Agreement or (B) becomes available to the Executive on a non-confidential basis from a source other than the Companies which is not prohibited from disclosing such information to the Executive by a legal, contractual or fiduciary obligation to the Employer or any other Person.

“Unauthorized” shall mean: (i) in contravention of the policies or procedures of any of the Companies; (ii) otherwise inconsistent with any measures taken by any of the Companies to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the board of directors, or an officer or employee of any of the Companies empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of any of the Companies; but shall not include any disclosure which is customary in the normal course of business in the trade and consistent with the past practice of the Companies.

(b) Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Executive’s employment with the Companies, Executive agrees to deliver to the Companies all property and materials within Executive’s possession or control which belong to any of the Companies or which contain Confidential Information.

(c) Nothing in this Section 1 is intended to preclude Executive from using his general knowledge and know-how regarding the management of a health care service provider in any future employment or business venture; provided, that Executive’s use of such general knowledge and know-how does not violate the provisions of Section 2 hereof.

2. Non-Competition; Non-Solicitation.

(a) For a period of time equal to the later of the fifth anniversary of the effective date of the Merger or the second anniversary after the termination of the Executive’s employment with the Companies (the “Noncompete Period”), Executive will not, directly or indirectly, engage, anywhere in the United States, whether such engagement be as an individual, officer, director, proprietor, consultant, employee, partner, member, stockholder, investor (other than solely as a holder of less than three percent (3%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business.

(b) During the Noncompete Period, Executive shall not directly or indirectly (i) solicit, divert, or entice away any person who is an officer, agent, or employee of, or consultant or advisor to, any of the Companies to accept employment or a consultancy with a third party or (ii) hire any current or future employees of the Companies, unless such person has not been employed by any of the Companies for not less than 12 months (other than, Lisa Shunnarah).

(c) During the Noncompete Period, Executive shall not solicit or accept on behalf of yourself or anyone else any of the Companies’ customers and/or clients with a view to sell or provide any product or service competitive with any product or service sold or provided or under development by the Companies. For the purposes of this Agreement, the term “customer” and/or “client” shall include any person or entity to whom the Companies, through its offices in which you had direct or indirect oversight and managerial duties during your employment with the Companies, have sold, provided or been obligated to provide, any service or product, or who has otherwise received any service or benefit from the Companies, within 24 months prior to the termination of Executive’s employment with the Companies.

“Restricted Business” shall mean (i) the business operations operated by the Companies; (ii) home health services, including but not limited to the provision of skilled nursing, rehabilitative therapy services (physical, occupational and speech therapy and social work), home health aid care, and homemaker services to pediatric, adult, and elderly patients in their homes or places of residence; (iii) hospice care; (iv) home/durable medical equipment and/or respiratory services; and (v) infusion therapy.

Notwithstanding the foregoing, nothing in this Section 2 shall prohibit Executive from (i) owning any amount of stock in Gentiva or serving in any capacity as an officer, director or employee of Gentiva or (ii) making passive investments in another entity (e.g. a private equity or debt fund) not controlled by Executive that makes investments, whether debt or equity, in other entities that may be engaged in a Restricted Business, provided that Executive does not directly or indirectly own or control in excess of 10% of any Restricted Business.

3. Intellectual Property. Executive agrees that during the term of Executive’s employment with the Companies, any and all inventions, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how, whether or not patentable or a copyright or trademark, which Executive may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with any of the Companies, its strategic plans, products, processes, apparatus or business now or hereafter carried on by any of the Companies (collectively, “Inventions”), shall be fully and promptly disclosed to the Companies and shall be the sole and exclusive property of the Companies (as they shall determine) as against Executive or any of Executive’s assignees. Regardless of the status of Executive’s employment by the Companies, Executive and Executive’s heirs, assigns and representatives shall promptly assign to the Companies any and all right, title and interest in and to such Inventions made during the term of Executive’s employment by any of the Companies. Executive represents that there are no Inventions with respect to any of the Companies conceived of, developed or made by Executive before the date of this Agreement which have not been disclosed to and assigned to the Companies.

Whether during or after Executive’s employment with the Companies, Executive further agrees to execute and acknowledge all papers and to do, at the Companies’ expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Companies, their successors and assigns (as they shall determine). In the event that the Companies are unable, after reasonable efforts and, in any event, after thirty (30) business days, to secure Executive’s signature on a written assignment to the Companies, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein to which the Companies are entitled to ownership pursuant to this Section 3, whether because of his physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary or any Assistant Secretary of the Parent as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark; provided, however, that the provisions of this sentence shall not apply if the Executive disputes in writing the Companies’ ownership of the intellectual property rights which are the subject of the proposed assignment.

4. Non-Disparagement. Executive shall not make any false, defamatory or disparaging statements about any of the Companies or any of its officers, directors and employees. No officer or director of the Parent shall make any false, defamatory or disparaging statements about the Executive.

5. No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Companies or shall interfere with or restrict in any way the rights of the Companies, which, subject to the terms of the Letter Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

6. No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder.

7. Remedies. The period of time during which the restrictions set forth in Section 2(a) hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as finally determined by any court of competent jurisdiction.

8. Successors and Assigns. This Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and inure to the benefit of the Companies and their successors and assigns, including without limitation any entity to which substantially all of the assets or the business of any of the Companies are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive. The Companies may assign its rights under this Agreement to any affiliate of the Companies that employs Executive.

9. Severability. It is expressly agreed that if any restrictions set forth in this Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion hereof, shall be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby. In such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Agreement insofar as possible and to render this Agreement enforceable in all respects as so modified. The covenants contained in this Section 9 shall be construed to extend to separate jurisdictions or subjurisdictions of the United States in which the Companies, during the term of Executive’s employment, have been or are engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent. Any covenant on Executive’s part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages. The restrictive covenant provisions of this Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Companies.

10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Companies, to:	with a copy to:

Gentiva Health Services, Inc. 3 Huntington Quadrangle, Suite 200S Melville, NY 11747-4627 Attention: Stephen B. Paige, General Counsel Facsimile: (913) 814-5920	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Jeffrey J. Weinberg, Esq. Facsimile: (212) 310-8007

If to the Executive, to:

Executive’s address set forth beneath Executive’s signature on this Agreement.	Greenberg Traurig The Forum 3290 Northside Parkway, NW Suite 1400 Atlanta, GA 30327 Attention: Gary Snyder, Esq. Facsimile: (678) 553-2212

11. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Companies and Executive.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

13. Waiver, etc. The failure of the Companies to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the Companies to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the Companies shall be effective unless set forth in a written instrument executed by the Companies, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.

15. Enforcement. If any party shall institute legal action to enforce or interpret the terms and conditions of this Agreement or to collect any monies under it, venue for any such action shall be the State of New York. Each party irrevocably consents to the jurisdiction of the courts located in the State of New York for all suits or actions arising out of this Agreement. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

GENTIVA HEALTH SERVICES, INC.

By:	/s/ John R. Potapchuk
Name:	John R. Potapchuk
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE HEALTHFIELD GROUP, INC.

By:	/s/ John R. Potapchuk
Name:	John R. Potapchuk
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TONY STRANGE

/s/ Tony Strange
Tony Strange 3350 Riverwood Parkway Suite 1400 Atlanta, GA 30339